Exhibit A

                         NATIONAL FUEL RESOURCES, INC.
                                INCOME STATEMENT


                                             Three               Twelve
                                         Months Ended         Months Ended
                                      September 30, 2000   September 30, 2000
                                      ------------------   ------------------

                                            Actual               Actual
                                         -----------          ------------

Operating Revenues                       $25,368,290          $133,928,805
                                         -----------          ------------

Operating Expenses:

Purchased Gas                             23,133,874           138,005,370
Purchased Electric                           615,731             1,853,649
Operation                                  1,106,005             5,389,800
Depreciation, Depletion
   & Amortization                             59,008               208,786
Franchise & Other Taxes                       34,124               471,095
                                         -----------          ------------
                                          24,948,742           145,928,700
                                         -----------          ------------

Operating Income                             419,548           (11,999,895)
                                         -----------          ------------

Interest Income                              284,349               612,105
Interest Expense                             400,883               773,770
                                         -----------          ------------

Net Income Before Taxes                      303,014           (12,161,560)
                                         -----------          ------------

Income Taxes:

Federal                                   (3,114,728)           (2,521,549)
State                                       (240,612)              (69,055)
Deferred                                   3,505,800            (1,781,198)
                                         -----------          ------------
                                             150,460            (4,371,802)
                                         -----------          ------------

Net Income                               $   152,554          $ (7,789,758)
                                         ===========          ============